                                                                  Exhibit 10.14

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Agreement"), dated as of the date below and effective as of January 1, 2004, is entered into by Greenhill Aviation Co., LLC, a New York limited liability company, with offices located at Westchester County
Airport, 16 Hangar Road, White Plains, New York 10604 ("Permittee"), and
Riversville Aircraft Corporation, a New York corporation ("Tenant"):

                                   BACKGROUND

     Pursuant to that certain Hangar and Office/Shop Use Permit dated as of June
25, 2003 ("Permit") between Signature Flight Support Corporation ("Signature")
and Permittee, Signature has authorized Permittee to use and occupy hangar space of approximately 7,100 square feet in Signature's C-2 hangar storage facility
(the "Permitted Space"). Capitalized terms not defined herein shall have the meaning attributable to them in the Permit.

     Tenant desires to sublease 2,521 square feet of the Permitted Space (the
"Sublease Space") to be used and occupied by Tenant for the storage of its
Pilatus aircraft, registration number N922RG. Permittee desires to sublease the
Sublease Space to Tenant, subject to the Permit.

     The parties agree as follows:

     1. Lease of Sublease Space. Subject to the Permit, Permittee hereby subleases to Tenant the Sublease Space. Notwithstanding anything to the contrary contained herein, Tenant accepts the Sublease Space "AS IS, WHERE IS AND WITH
ALL FAULTS."

     2. Permitted Use. Tenant may use the Sublease Space for any other use permitted under the Permit and applicable law. Subject to the terms and conditions of the Permit. Tenant agrees to comply with all applicable governmental laws, rules, statutes and regulations, relating to its use of the
Sublease Space.

     3. Term.

          A. The term of this Agreement shall commence on the date herein below written, and shall terminate on June 30, 2006 (the "Term"), provided that
     Permittee and Tenant may terminate this Agreement upon 30 days prior written notice to the other party.

          B. Notwithstanding anything to the contrary herein, Tenant hereby acknowledges and agrees that it shall not have the right to possession of the Sublease Space beyond the term of the Permit, and this Agreement shall immediately terminate upon the termination or cancellation of the Permit.
     If Tenant remains in possession of the Sublease Space after the termination or expiration of this Agreement, then Tenant will be deemed to be occupying the Sublease Space on a month-to-month basis as a holdover tenant, subject to the terms and conditions of this Agreement and the Permit (including holdover rent).

     4. Rent; Additional Rent.

          A. Commencing on the date of this Agreement (the Commencement Date"),
     Tenant will pay the Permittee, on or before the first (1st) day of each calendar month in advance, to Permittee, at the address set forth above, the amount of three thousand nine hundred dollars ($3,900).

          B. Commencing on the Commencement Date, Tenant will be responsible to pay, as additional rent, any and all expenses and costs arising out of
     Tenant's use of the Sublease Space.

     5. Approvals. Tenant, at Tenant's sole cost and expense, shall obtain and maintain during the entire Term of the Permit all governmental licenses, permits, approvals or other relief required of or deemed necessary by Tenant for its use of the Sublease Space, including without limitation applications for zoning variances, zoning ordinances, amendments, special use permits, and construction permits (collectively referred to as "Governmental Approvals").
Permittee agrees to reasonably assist Tenant with such applications at no cost to Permittee or Signature.

     6. Indemnification and Insurance.

          A. Tenant agrees to indemnify, defend and hold Permittee harmless from and against any injury, loss, damage or liability (or any claims in respect of the foregoing), costs or expenses (including reasonable attorneys' fees and court costs) arising directly from the installation, use, maintenance or repair of the Sublease Space or the breach of any provision of this
     Agreement, except to the extent attributable to the gross negligence or willful misconduct of Permittee, its employees or agents.

          B. Tenant shall comply with all insurance requirements set forth in the Permit. Tenant shall name Permittee and Signature as additional insureds on all insurance policies required under the Permit.

     7. Warranties.

          A. Tenant and Permittee each acknowledge and represent that it is duly organized, validly existing and in good standing and has the right, power and authority to enter into this Agreement and bind itself hereto through the party set forth as signatory for the party below.

          B. Permittee represents and warrants that as long as Tenant is not in default, then Permittee grants to Tenant sole, actual, quiet and peaceful use, enjoyment and possession of the Sublease Space.

     8. Environmental.

          A. Tenant will be responsible for compliance with any and all environmental and industrial hygiene laws, including any regulations, guidelines, standards, or policies of any governmental authorities regulating or imposing standards of liability or standards of conduct with regard to any environmental or industrial hygiene condition or matters as

                                      -2-

     may now or at any time hereafter be in effect, that are now or were related to Tenant's activity conducted in, or on, the Sublease Space.

          B. Tenant agrees to hold harmless and indemnify Permittee and
     Signature from and to assume all duties, responsibilities, and liabilities at its sole cost and expense, for all duties, responsibilities and liability (for payment of penalties, sanctions, forfeitures, losses, costs, or damages), and for responding to any action, notice, claim, order, summons, citation, directive, litigation, investigation or proceeding which is related to Environmental Damages, as defined in Section 10b of the
     Permit, that arise directly or indirectly in connection with the presence, suspected presence, relapse or suspected or threatened release of any
     Hazardous and Regulated Substances arising from or caused by Tenant's use of the Hangar.

          C. To Permittee's current actual knowledge, neither Permittee nor any third party has generated, disposed of, released, nor found any hazardous materials on or about the Sublease Space in violation of any environmental laws. It is understood by Tenant, however, that Permittee has not made any independent investigations to confirm the accuracy of the foregoing representation.

     9. Tenant shall have access to the Sublease Space under the same terms and conditions set forth in the Permit.

     10. Removal. All personal property brought onto the Sublease Space by
Tenant will be and remain Tenant's personal property and, at Tenant's option, may be removed by Tenant at any time during the Term; provided, that Tenant, at its own cost, repairs any damages. Any alterations or improvements made by
Tenant to the Sublease Space shall be removed by Tenant prior to the end of the
Term and Tenant will restore the Sublease Space to its original condition.

     11. Maintenance; Utilities.

          A. Tenant will keep and maintain the Sublease Space in good condition, reasonable wear and tear excepted.

          B. Tenant will be responsible for an annual payment of its proportionate share, equal to thirty percent (30%), of any maintenance or utilities charged to Permittee.

     12. Default and Right to Cure.

          A. The following will be deemed a default by Tenant and a breach of this Agreement: (i) nonpayment of Rent if such rents remain unpaid for more than ten (10) days after the first day of each month; or (ii) Tenant's failure to perform any other term or condition under this Agreement or under the Permit within thirty (30) days after receipt of written notice from Permittee or Signature specifying the failure. If Tenant remains in default beyond any applicable cure period, Permittee will have the right to exercise any and all rights and remedies available to it under law and equity, including the right to cure Tenant's default and to deduct the costs of cure from any moneys owed to Permittee by Tenant.

                                      -3-

          B. The following will be deemed a default by Permittee and a breach of this Agreement. Permittee's failure to perform any term or condition under this Agreement within forty-five (45) days after receipt of written notice from Tenant specifying the failure. No such failure, however, will be deemed to exist if Permittee has commenced to cure the default within such period and provided such efforts are prosecuted to completion with reasonable diligence. Delay in curing a default will be excused if due to causes beyond the reasonable control of Permittee. If Permittee remains in default beyond any applicable cure period, Tenant will have the right to exercise any and all rights available to it under law and equity.

     13. Assignment/Sublease. Tenant may not assign or sublease this Agreement, in whole or in part, without Permittee's and Signature's consent, which may be withheld in each such parties sole discretion.

     14. Notices. All notices, requests, demands and communications hereunder will be given by first class certified or registered mail, return receipt requested, or by a recognized overnight courier, postage prepaid, to be effective when properly sent and received, refused or returned undelivered.
Notice will be addressed to the following:

     Tenant:           Riversville Aircraft Corporation

     Permittee:        Greenhill Aviation Co., LLC
                       16 Hangar Road
                       Westchester County Airport
                       White Plains, New York
                       Attn: Mike Telow

                               and

                       Hal Rodriguez
                       300 Park Avenue, 23rd Floor
                       New York, New York 10022

     with a copy to:   Sonnenschein Nath & Rosenthal LLP
                       4520 Main Street, Suite 1100
                       Kansas City, Missouri 64111
                       Attn: Kelly Sullivan-Deady, Esq.

     Signature:        Signature Flight Support Corporation
                       Westchester County Airport
                       White Plains, New York 10604
                       Attn: General Manager

                               and

                       Signature Flight Support Corporation
                       201 South Orange Avenue, Suite 1100
                       Orlando, Florida 32801
                       Attn: Contracts

                                      -4-

     Either party hereto may change the place for the giving of notice to it by thirty (30) days' written notice to the other party as provided herein.

     15. Severability. If any term or condition of this Agreement is found unenforceable, the remaining terms and conditions will remain binding upon the parties as though said unenforceable provision were not contained herein.
However, if the invalid, illegal or unenforceable provision materially affects this Agreement, then the Agreement may be terminated by either party on ten (10)
days' prior written notice to the other party hereto.

     16. Permit Terms.

          A. This Agreement is subject to and Tenant accepts this Agreement subject to all of the terms, covenants, provisions, conditions and agreements contained in the Permit. This Agreement shall also be subject to and Tenant accepts this Agreement also subject to any amendments and supplements to the Permit hereafter made.

          B. This Agreement expressly incorporates by reference, as if set forth in full in this Agreement, all of the terms, covenants and conditions of the Permit, unless clearly inapplicable.

          C. In the event of and upon the termination or cancellation of the
     Permit by Permittee or Signature pursuant to the terms and provisions thereof, this Agreement shall automatically cease and terminate. In such event Tenant shall have no claims whatsoever against Permittee or
     Signature.

          D. The terms, conditions and obligations imposed upon Tenant hereunder shall be deemed supplementary to all terms, conditions, and obligations of the Permit, which Tenant has assumed hereunder. In the event of any inconsistency between this Agreement and the Permit, this Agreement shall be construed so as to impose on Tenant the obligations of Permittee under the Permit, unless such obligation has been expressly altered by the provisions of this Agreement.

     17. Miscellaneous.

          A. Amendment; Waiver. This Agreement cannot be amended, modified or revised unless done in writing and signed by an authorized agent of the
     Permittee and an authorized agent of the Tenant, with the consent of
     Signature. No provision may be waived except in a writing signed by both parties.

          B. Bind and Benefit. The terms and conditions contained in this
     Agreement will be binding upon and will inure to the benefit of the parties, their respective heirs, executors, administrators, successors and assigns.

          C. Entire Agreement. This Agreement and the exhibits attached hereto, all being a part hereof, constitute the entire agreement of the parties hereto and will supersede all prior offers, negotiations and agreements.

                                      -5-

          D. Governing Law. This Agreement will be governed by the laws of the state in which the Sublease Space are located, without regard to conflicts of law.

          E. Interpretation. Unless otherwise specified, the following rules of construction and interpretation apply: (i) captions are for convenience and reference only and in no way define or limit the construction of the terms and conditions hereof; (ii) use of the term "including" will be interpreted to mean "including but not limited to"; (iii) whenever a party's consent is required under this Agreement, except as otherwise stated in the Agreement or as same may be duplicative, such consent will not be unreasonably withheld, conditioned or delayed; (iv) exhibits are an integral part of the
     Agreement and are incorporated by reference into this Agreement; (v) use of the terms "termination" or "expiration" are interchangeable, and (vi)
     reference to a default will take into consideration any applicable notice, grace and cure periods.

                                      -6-

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this ______ day of April, 2004.

PERMITTEE:

GREENHILL AVIATION CO., LLC

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

TENANT:

RIVERSVILLE AIRCRAFT CORPORATION

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                                      -7-